UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 27, 2016

Tableau Software, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-35925	47-0945740
(State or other jurisdiction	(Commission File Number)	(IRS Employer Identification No.)
of incorporation)

837 North 34th Street, Suite 200 Seattle, Washington		98103
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (206) 633-3400

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As previously reported by Tableau Software, Inc. (the “Company”) pursuant to a Current Report on Form 8-K dated January 7, 2016, Kelly Wright, Executive Vice President of Sales of the Company, informed the Company of her plans to retire by December 31, 2016. Ms. Wright’s last day with the Company will be December 31, 2016.

In connection with Ms. Wright’s retirement, and in recognition of her 11 years of dedicated service with the Company, on October 27, 2016 Ms. Wright and the Company entered into a Separation and Retirement Agreement, which provides that Ms. Wright will remain employed with the Company through the end of 2016 in an advisory capacity, and continue to receive her current salary, benefits and commissions. The Agreement also includes a full release of claims against the Company and Ms. Wright’s agreement not to compete with the Company for a period of 12 months following her retirement, in exchange for acceleration of vesting of all of her remaining unvested outstanding options and restricted stock units previously granted pursuant to the Company’s 2004 Equity Incentive Plan and 2013 Equity Incentive Plan, as amended. The Separation Agreement was approved by the Compensation Committee of the Board of Directors of the Company on October 27, 2016.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Tableau Software, Inc.

Dated: November 2, 2016

	By:	/s/ Keenan M. Conder
Keenan M. Conder
Executive Vice President, General Counsel and Corporate Secretary